Exhibit 32.1

Certification

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. 1350, as adopted, the Sarbanes-Oxley Act), the undersigned, in his capacity as the Chief Executive Officer of Del Monte Foods Company, hereby certifies that, to the best of his knowledge:

1.	The Quarterly Report of Del Monte Foods Company on Form 10-Q for the period ended July 27, 2003, to which this certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Del Monte Foods Company at the end of and for the period covered by the Periodic Report.

Date: September 10, 2003

/s/ RICHARD G. WOLFORD
Richard G. Wolford Chairman of the Board, President and Chief Executive Officer; Director

This certification accompanies this Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to Del Monte Foods Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.